Exhibit 21

                                  Subsidiaries
                                  ------------
                             (as of January 1, 2008)
                             -----------------------

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

         Name                                                                 State or Country
         ----                                                                 ----------------
                                                                              of Organization
                                                                              ---------------

         American Materials & Technologies Corporation (The)                  Delaware
         Avecia Chile Limiteda                                                Chile
         Avondale Ammonia Company                                             Delaware
         C.I.I. Luxembourg, S.a.r.l                                           Grand-Duchy of Luxembourg
         Carteret Development LLC                                             Delaware
         Coquimbo, SGPS LDA                                                   Portugal
         Cyquim de Colombia S.A.                                              Delaware
         Cytec Acrylic Fibers Inc.                                            Delaware
         Cytec Aerospace Far East Corp.                                       Delaware
         Cytec Ammonia Inc.                                                   Delaware
         Cytec Asia/Pacific Holding Pty Limited                               Australia
         Cytec Australia Holdings Pty Limited                                 Australia
         Cytec Australia Limited                                              Delaware
         Cytec Brewster Phosphates Inc.                                       Delaware
         Cytec Canada Inc.                                                    Ontario
         Cytec Carbon Fibers LLC                                              Delaware
         Cytec Chile Limitada                                                 Chile
         Cytec Coordination Center BVBA                                       Belgium
         Cytec de Argentina S.A.                                              Delaware
         Cytec de Chile S.A.                                                  Delaware
         Cytec de Mexico S.A. de C.V.                                         Mexico
         Cytec de Puerto Rico, Inc.                                           Puerto Rico
         Cytec Deutschland GmbH                                               Germany
         Cytec do Brasil Ltd.                                                 Delaware
         Cytec do Brasil Ltda.                                                Brazil
         Cytec Engineered Materials GmbH                                      Germany
         Cytec Engineered Materials Inc.                                      Delaware
         Cytec Engineered Materials Limited                                   England
         Cytec France SAS                                                     France
         Cytec Global Holdings Inc.                                           Delaware
         Cytec Hong Kong Limited                                              Hong Kong
         Cytec Industries (Shanghai) Company Limited                          China
         Cytec Industries BV                                                  Netherlands
         Cytec Industries Europe C.V.                                         Netherlands
         Cytec Industries France S.A.R.L.                                     France
         Cytec Industries Italia S.r.l.                                       Italy
         Cytec Industries Pte. Ltd.                                           Singapore
         Cytec Industries UK Limited                                          England
         Cytec Italy S.R.L.                                                   Italy
         Cytec Jamaica Limited                                                Jamaica
         Cytec Japan Limited                                                  Delaware
         Cytec Korea Inc.                                                     Delaware
         Cytec Melamine Inc.                                                  New Jersey

         Cytec Methanol Inc.                                                  Delaware
         Cytec Netherlands (CRP) B.V.                                         Netherlands
         Cytec Norge (GP) AS                                                  Norway
         Cytec Norge KS                                                       Norway
         Cytec Olean Inc.                                                     Delaware
         Cytec Overseas Corp.                                                 Delaware
         Cytec Plastics LLC                                                   Delaware
         Cytec Realty Corp.                                                   Delaware
         Cytec Surface Specialties (Shanghai) Co., Ltd.                       China
         Cytec Surface Specialties Austria GmbH                               Austria
         Cytec Surface Specialties Germany GmbH & Co KG                       Germany
         Cytec Surface Specialties Holding Germany GmbH                       Germany
         Cytec Surface Specialties Iberica S.L.                               Spain
         Cytec Surface Specialties Nordic A/S                                 Denmark
         Cytec Surface Specialties SA/NV                                      Belgium
         Cytec Surface Specialties UK Ltd                                     United Kingdom
         Cytec Taiwan Corp.                                                   Delaware
         Cytec Technology Corp.                                               Delaware
         Cytec UK Holdings Limited                                            England
         D Aircraft Products, Inc.                                            California
         Especialidades para Superficies Ltda.                                Brazil
         GSC Products, Inc.                                                   Delaware
         Holland LP I LLC                                                     Delaware
         IMC Mining Chemicals LLC                                             Delaware
         JBC Insurance Company                                                Vermont
         M.I.O. Schoonaarde N.V.                                              Belgium
         Netherlands (Cytec) GP Inc.                                          Delaware
         Nihon Cytec Industries Inc.                                          Japan
         Piney River Recovery Corp.                                           Delaware
         Rotterdam LP II Co.                                                  Delaware
         Stamford Labs Realty Holdings LLC                                    Delaware
         Stamford Labs Realty Holdings-A LLC                                  Delaware
         Stamford Labs Realty Holdings-C LLC                                  Delaware
         Cytec Industries (Thailand) Ltd.                                     Thailand
         Surface Specialties Canada Inc                                       Quebec
         Surface Specialties Korea Co., Ltd.                                  South Korea
         Cytec Industries Malaysia Sdn. Bhd.                                  Malaysia
         Cytec Taiwan Ltd.                                                    Taiwan
         Surface Specialties Trading Malaysia Sdn. Bhd.                       Malaysia
         Vianova Resins Germany Management GmbH                               Germany
         Viking Resins Germany Holding GmbH                                   Germany
         West Main & Alvord Commercial Park Association LLC                   Delaware
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